Exhibit 10.1
CPEX PHARMACEUTICALS, INC.
2008 Equity and Incentive Plan
Incentive Stock Option Certificate
          CPEX Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option (the “Option”) to purchase shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to and subject to the Company’s 2008 Equity and Incentive Plan (the “Plan”) (all such terms and conditions of the Plan being incorporated herein by reference as fully as if set forth herein), exercisable on the following terms and conditions including those set forth on the reverse side of this Certificate:

Name of Optionholder:

Address:

Social Security No.:

Number of Shares:

Option Price:

Date of Grant:

Vesting Schedule:

Expiration Date:

          This Option is intended to constitute an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no representation or warranty as to such qualification.
          By acceptance of this Award, the Optionholder agrees to all the terms and conditions hereof, including, without limitation, those set forth in the Plan and on the reverse side of this Certificate.

CPEX PHARMACEUTICALS, INC.
By:
Title:

* * * * *

CPEX PHARMACEUTICALS, INC. 2008 EQUITY AND INCENTIVE PLAN
Incentive Stock Option Terms And Conditions
1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Secretary of the Company.
2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate, which is not less than 100% of the fair market value of a share of Common Stock of the Company on the Date of Grant.
3. Vesting Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the vesting schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.
4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares. Such payment may be made in whole or in part in cash or to the extent permitted by the Committee at or after the grant of the Option, pursuant to any of the following methods: (i) by actual delivery and transfer, or attestation of ownership and delivery of a valid instrument of transfer, to the Company of shares of Common Stock owned by the Optionholder, including vested Restricted Stock, (ii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iii) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (iv) for such other lawful consideration as the Committee may determine. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.
5. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionholder shall not have any rights to continued employment or service by the Company or its Affiliates by virtue of the grant of this Option.
6. Change in Control. As provided in the Plan, in the event of a Change in Control affecting the Company’s outstanding Common Stock, the Committee shall (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for payment to the Optionholder of cash or other property with a fair market value equal to the amount that would have been received upon the exercise of the Option had the Option been exercised upon the Change in Control, (iii) adjust the terms of the Option to reflect the Change in Control, or (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity.
7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionholder’s lifetime only by the Optionholder or the Optionholder’s guardian or legal representative. The naming of a Designated Beneficiary does not constitute a transfer.
8. Exercise of Option After Termination of Employment. If the Optionholder’s status as an employee of (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three months following the date of termination. If such status is terminated as a result of disability, such rights may be exercised within one year from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right, at any time within one year after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date. The aforesaid three-month and one-year periods may be extended by the Committee in its sole discretion up to the Expiration Date of the option. If an Optionholder’s employment relationship with the Company or any Affiliate is terminated for cause (as defined by the Committee in its sole discretion), all such Optionholder’s options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service may constitute termination for purposes of the Plan shall be conclusively determined by the Committee. Nothing in the Plan or in any option granted thereunder shall be deemed to give the Optionholder the right to continue his or her employment with the Company or any of its Affiliates or shall be deemed to interfere in any way with the right of the Company to terminate any Optionholder’s employment relationship at any time and for any reason. Options granted under the Plan shall not be affected by any change of employment among the Company and its Affiliates so long as the Optionholder continues to have an employment relationship with the Company or one of its Affiliates.
9. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.
10. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require or permit any other federal or state taxes imposed on the Optionholder on the exercise of this option or the sale of the shares to be paid by the Optionholder. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.
11. Notice of Sale of Shares. The Optionholder agrees to notify the Company in writing within 30 days of the disposition of one or more shares of stock purchased upon exercise of this Option if such disposition occurs within two years of the Date of Grant or within one year after such purchase.
Adopted May 13, 2008